EXHIBIT 4.1

EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON JUNE 22, 20__ (THE “EXPIRATION DATE”).

As Seen On TV, Inc.

WARRANT TO PURCHASE ______ SHARES OF
AS SEEN ON TV, Inc. COMMON STOCK, PAR VALUE $0.0001 PER SHARE

For VALUE RECEIVED, ____________ (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from As Seen On TV, Inc., (the “Company”), from and after the date of this Warrant and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $___ (the exercise price in effect being herein called the “Warrant Price”), _______ (XX,XXX) shares (“Warrant Shares”) of As Seen On TV, Inc. Common Stock, par value $0.0001 per share (“Common Stock”).

Section 1.

Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to As Seen On TV, Inc. during normal business hours on any business day at As Seen On TV, Inc’s principal executive offices (or such other office or agency of As Seen On TV, Inc. as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to As Seen On TV, Inc. has been provided to As Seen On TV, Inc.), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in the Subscription Agreement between As Seen On TV, Inc. and the Warrantholder (the “Subscription Agreement”) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 2.

Payment of Taxes. As Seen On TV, Inc. will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that As Seen On TV, Inc. shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, As Seen On TV, Inc. shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to As Seen On TV, Inc. the amount of such tax or has established to As Seen On TV, Inc.’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 3.

Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, As Seen On TV, Inc. shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to As Seen On TV, Inc. of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by As Seen On TV, Inc.

Section 4.

Reservation of Common Stock. As Seen On TV, Inc. hereby represents and warrants that there have been reserved, and As Seen On TV, Inc. shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 4, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. As Seen On TV, Inc. agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of As Seen On TV, Inc.

Section 5.

Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common stock issued by the Company upon exercise if this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date of the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 6.

Fractional Interest. As Seen On TV, Inc. shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, may pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 7.

Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than As Seen On TV, Inc. and the Warrant holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of As Seen On TV, Inc. and the Warrant holder.

Section 8.

Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Company’s books and records and, if to the Company, at 14044 Icot Boulevard, Clearwater, Florida 33760, or at such other address as the Warrant Holder or the Company may designate by ten days’ advance written notice to the other:

Section 9.

Successors. All the covenants and provisions hereof by or for the benefit of the Warrant Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 10.

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without reference to the choice of law provisions thereof. As Seen On TV, Inc. and, by accepting this Warrant, the Warrant Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida located in Pinellas County and the United States District Court for the Middle District of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. As Seen On TV, Inc. and, by accepting this Warrant, the Warrant Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF AS SEEN ON TV, INC. AND, BY ITS ACCEPTANCE HEREOF, THE WARRANT HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY

LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 11.

No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrant Holder shall not have or exercise any rights as a stockholder of As Seen On TV, Inc. by virtue of its ownership of this Warrant.

Section 12.

Amendment; Waiver. Any term of this Warrant may be amended or waived  upon the written consent of As Seen On TV, Inc. and the Warrant Holder.

Section 13.

Section Headings. The section headings in this Warrant are for the convenience of As Seen On TV, Inc. and the Warrant Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, As Seen On TV, Inc. has caused this Warrant to be duly executed, as of the 22nd day of June, 2012.

As Seen On TV, Inc.

_________________________________________

Steve Rogai

APPENDIX A

WARRANT EXERCISE FORM

To : ______________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                          shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security Number

And delivered by:

(certified mail to the above address), or

(electronically __________________________________), or

(provide DWAC Instructions ______________________), or

(other (specify) _________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrant Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: _______________________________	___________________________________
SIGNATURE

Note:  The signature must correspondence with
the name of the Warrant Holder as written on
the first page of the Warrant in every particular
without alternation or enlargement or any
change whatever unless the Warrant has been
assigned.

___________________________________ NAME (Please Print) ___________________________________ ___________________________________ ___________________________________ ADDRESS
___________________________________ FEDERAL ID OR SOCIAL SECURITY NUMBER
ASSIGNEE: ___________________________________ ___________________________________

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